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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                                 April 19, 2005
                Date of Report (Date of earliest event reported)



                           WILSHIRE ENTERPRISES, INC.
             (Exact name of Registrant as specified in its charter)


            DELAWARE                   1-4673                 84-0513668
(State or other jurisdiction of    (Commission File          (IRS Employer
incorporation or organization)          Number)           Identification No.)


921 BERGEN AVENUE, JERSEY CITY, NEW JERSEY                    07306
(Address of principal executive offices)                    (Zip Code)


(Registrant's telephone number, including area code)      (201) 420-2796


         (Former name or former address, if changed since last report.)



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ITEM 1.02. TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT.

         On April 19, 2005, Wilshire Enterprises, Inc. ("Wilshire" or the "Company") (Amex: WOC) reached a mutual agreement with Philip G. Kupperman, a consultant to the Company, to terminate his agreement as a consultant to the Company. The Company agreed to provide him with a final lump sum payment in the amount of $40,625 and Mr. Kupperman agreed to forego an additional $75,000 of consulting fees due to him under the terms of his consulting arrangement. Also, at the Company's request, Mr. Kupperman agreed to exercise his 300,000 stock options at the applicable exercise prices for a total sum of $1,005,500 and then sell to the Company all the exercised shares at a purchase price per share of $7.00 for an aggregate payment of $2,100,000, or a net cash payment of $1,094,500 before withholding taxes. The transaction was completed on April 20, 2005 and will result in the Company recording an after-tax charge of approximately $600,000 in the second quarter of 2005.

         As previously disclosed, Mr. Kupperman was the President and Chief Financial Officer of the Company until his retirement on June 30, 2004, when he agreed to serve as a consultant to the Company until June 30, 2007. In connection with his consulting arrangement, the exercise period for the 300,000 stock options that were granted to Mr. Kupperman while he was an employee was extended through June 30, 2007. In addition, Mr. Kupperman was to be paid $75,000 during the first year of the consulting period and $50,000 during each of the second and third years of the consulting period.

         Mr. Kupperman was under a restriction on the amount of shares of the Company's common stock that he could sell. The restriction prohibited the sale of more than 5,000 shares in any one week period or more than 10,000 shares in any one month period. The Company also had a right of first refusal with respect to sales of Mr. Kupperman's shares.


ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

           a. Not applicable.

           b. Not applicable

           c. Exhibits

           The following exhibit is filed with this report:

    Exhibit Number        Description
    --------------        -----------

    10.1 Letter agreement between Philip G. Kupperman and Wilshire Enterprises, Inc., dated April 18, 2005.


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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


Dated:  April 22, 2005                      WILSHIRE ENTERPRISES, INC.
                                            (Registrant)



                                            By:  /s/ Daniel C. Pryor
                                                 -------------------
                                                 Daniel C. Pryor
                                                 President




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